Exhibit 23.1


              Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our reports included and incorporated by reference in this Form 10-K, into the company's previously filed Form S-8 Registration Statements, File Numbers, 033-65256, 033-65254, 033-65890, 333-07735, 333-46791, 333-46795, 333-46797,
333-46809, and 333-46811.




                           ARTHUR ANDERSEN LLP


Kansas City, Missouri,
July 17, 1998


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